UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 31, 2013

General Cable Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(859) 572-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 31, 2013, the registrant issued a press release, a copy of which is furnished as Exhibit 99 hereto and is incorporated herein by reference.

The information being furnished pursuant to Item 2.02, including Exhibit 99, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.

On October 29, 2012, the Company announced that it had identified historical accounting errors relating to inventory. The Company believes that the inventory accounting issues were, to a significant extent, attributable to a complex theft scheme in Brazil and, to a lesser extent, accounting errors, primarily in Brazil, affecting work in process and finished goods inventory that were not detected due to a deficient reconciliation process. As a result, on March 1, 2013, the Company filed amendments to its previously filed Forms 10-Q for the quarters ended March 30, 2012 and June 29, 2012 and to its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 to restate the previously issued financial statements and related financial information contained therein.  In addition, also on March 1, 2013, the Company filed its Form 10-Q for the quarter ended September 28, 2012.

The Company is in the process of responding to certain comments received from the Securities and Exchange Commission (SEC) with respect to its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011 (2011 Form 10-K/A), which was filed on March 1, 2013.  The comments relate to (i) restatement related disclosures in the Quarterly Operating Results (Unaudited) and Supplemental Guarantor and Parent Company Condensed Financial Information, and (ii) the method used to calculate the quarterly amounts reported in the Quarterly Operating Results (Unaudited) to reflect the correction of the inventory accounting errors.  Although the comments were made with respect to the Company’s 2011 Form 10-K/A, they impact the presentation of the Company’s financial statements for the fiscal quarters ended March 30, 2012, June 29, 2012, and September 28, 2012.

In addition, the Company is evaluating a potential adjustment related to value added tax (VAT) in Brazil that is associated with the theft of inventory.  The Company requires additional time to fully evaluate and conclude on this VAT matter but believes preliminarily that this potential adjustment may result in additional expenses in the range of $7 to $14 million in total to be recorded in the applicable periods for the years ended December 31, 2012, 2011, 2010, 2009 and 2008, respectively.

At the present time, management does not believe that these items, either individually or in the aggregate, have a material impact on previously filed financial statements.  Further, due to the impact of the above matters on the presentation of the Company’s financial statements in its Form 10-Q for the quarter ended June 28, 2013, the Company will delay the filing of that Form 10-Q until the Company amends the Company’s 2011 Form 10K/A and subsequent periodic filings above.  The Company is endeavoring to bring these matters to conclusion as quickly as possible and then will initiate the amendment of prior filings.

Forward Looking Statements

This Current Report on Form 8-K contains forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “anticipate,” “intend,”“estimate,” “project,” “plan,” “assume,” “seek to” or other similar expressions, although not all forward-looking statements contain these identifying words. These statements are based on management’s current expectations and estimates.  These statements are neither promises nor guarantees and involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward looking statements, including, without limitation, risks described in the Company’s filings with the SEC.

Item 9.01	Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, furnished as part of this report.

(d)   The Exhibit furnished in this report is listed in the Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

July 31, 2013	/s/ Robert J. Siverd
Robert J. Siverd
Executive Vice President, General
Counsel and Secretary

INDEX TO EXHIBITS

Exhibit		Method
Number	Description	of Filing

99	General Cable Corporation Press Release dated July 31, 2013	Furnished
Herewith